Exhibit 99
Wendy’s International, Inc. reports second-quarter results
•	Revenue increased 4.6% to $951 million
•	Net income was $70.8 million; earnings per share were $0.61
•	Company issues updated EPS goal for 2005
•	Company to discuss second-quarter results and Strategic Initiatives on July 29 at 8:00 am
     DUBLIN, Ohio (July 28, 2005) — Wendy’s International, Inc. (NYSE: WEN) today announced results for the second quarter ended Sunday, July 3, 2005. The Company generated diluted earnings per share (EPS) of $0.61 for the quarter.
2005 second-quarter highlights
•	Total revenue was $951 million, compared to $909 million in the second quarter of 2004.
•	Same-store sales were very strong at Tim Hortons®, but declined at Wendy’s® and Baja Fresh® Mexican Grill. Wendy’s faced strong 2004 comps, and sales continued to be impacted by negative publicity related to the consumer fraud incident that took place earlier this year at one of its restaurants in San Jose.

SAME-STORE SALES	Second Quarter 2005	Second Quarter 2004
Wendy’s U.S. Company	-4.6%	5.9%
Wendy’s U.S. Franchise	-3.9%	3.7%
Baja Fresh System	-1.7%	-6.2%
Tim Hortons Canada	5.6%	7.8%
Tim Hortons U.S.	9.1%	10.2%
•	Pretax income was $106.7 million compared to $112.8 million a year ago, and net income was $70.8 million, compared to $71.6 million a year ago.
•	Diluted EPS were $0.61, compared to $0.62 a year ago. In addition to lower-than-expected sales, several factors impacted 2005 second-quarter earnings per share compared to the second quarter of 2004, including the following:

Factors positively impacting 2005 2Q EPS compared to 2004 2Q:

PER SHARE	FACTOR
$0.035	Stronger Canadian dollar ($1.24 in 2Q 2005 vs. $1.36 in 2Q 2004)

$0.025	Lower effective tax rate (33.7% in 2Q 2005 vs. 36.5% in 2Q 2004), resulting primarily from favorable state legislation enacted during the quarter

$0.01	2004 Baja Fresh market impairments (none in 2Q 2005 vs. $1.8 million or $0.01 in 2Q 2004)

Factors negatively impacting 2005 2Q EPS compared to 2004 2Q:

PER SHARE	FACTOR
$0.035	Increase in beef costs ($1.52 per pound in 2Q 2005 vs. $1.23 in 2Q 2004)

$0.01	Increased restricted stock expense ($0.02 in 2Q 2005 vs. $0.01 in 2Q 2004)

$0.005	Increase in the average number of diluted shares outstanding (116.6 million in the second quarter of 2005 versus 115.7 million in the second quarter of 2004) related to stock option exercises, which had a negative impact of $0.005 per share in the quarter. The Company has not repurchased shares during the year to offset this impact.

     Other elements of the Company’s financial performance included:
•	General and administrative expenses were $73.2 million, or 7.7% of revenue, compared to $71.8 million, or 7.9% of revenue, in the prior year. The percentage decrease relates to tight control of expenses and lower performance-related bonus accruals, partly offset by the impact from Canadian currency and expense from restricted stock grants.
•	Other income was $3.6 million compared to $1.2 million in 2004. The second quarter of 2004 included expenses for the impairment of three Baja Fresh markets of $1.8 million, or about $0.01 per share. Several other factors contributed to the year-over-year change, including the continued success of Maidstone Bakery, the Company’s joint venture with Cuisine de France, a subsidiary of IAWS.
•	The Company and its franchisees opened 74 new restaurants during the quarter. The openings consisted of 46 Wendy’s, 23 Tim Hortons and 5 Baja Fresh restaurants.
     Chairman and Chief Executive Officer Jack Schuessler said, “Tim Hortons continues to produce outstanding results, while Wendy’s has encountered sales and cost challenges in the first half. The results at Baja Fresh are beginning to show the improvement we expected to see this year, which is encouraging.”
     In the second quarter, Wendy’s promoted its Mozzarella Cheeseburger, Mozzarella Chicken Supreme Sandwich and its new Mediterranean Chicken Salad. At the end of May, Wendy’s launched its new “Do What Tastes Right” advertising campaign, featuring a variety of ads that target distinct demographics.
     Tim Hortons featured its new Toasted Chicken Club combo, its Iced Cappuccino, and its new low-fat Yogurt and Berries in the second quarter. It also held its annual Camp Day on June 8, raising $5.1 million to benefit The Tim Horton Children’s Foundation. Tim Hortons is promoting Cookies in July and will promote its Cinnamon Rolls in August.
     Trends at Baja Fresh improved throughout the quarter, due to continued success with shared services, as well as such initiatives as theoretical food costs and labor guidelines. Baja Fresh introduced new products such as Smoky Chipotle Chicken Quesadillas and Flautas during the quarter.

2005 EPS outlook
     The Company announced it is adjusting its 2005 earnings per share growth goal to a range of $2.20 to $2.26, a 7% to 10% increase compared to pro forma EPS of $2.06 in the prior year (see Table 1 in the “Pro forma financial results” section for reconciliation.) The Company’s previous goal for 2005 EPS was a range of $2.29 to $2.35.
     The EPS adjustment for the year is due to a combination of factors, including the previously mentioned sales challenges, higher-than-expected beef costs at Wendy’s, and higher number of shares outstanding than expected, due to employee exercises of stock options. The Company has not repurchased shares during the year to offset this impact.
     The Company now expects beef costs to be up 12% to 15% over the prior year, compared to its earlier outlook of a 6% to 9% increase. As previously announced, the Company anticipates third-quarter beef prices of $1.55 per pound, up 18% compared to $1.31 last year. The Company expects that the recent announcement of the U.S. border opening to Canadian beef will result in slightly lower beef prices in the fourth quarter.
Conference call to discuss second-quarter results and Strategic Initiatives
     Management will host a conference call on Friday, July 29 beginning at 8:00 am (Eastern) to discuss its second-quarter results and its Enterprise Strategic Initiatives. Investors and the public may participate in the conference call in either one of the following ways:
•	Phone Call: The dial-in number is 877-572-6014 (domestic) or 706-679-4852 (international). No need to register in advance.
•	Simultaneous Web Cast: Available at www.wendys-invest.com. The call will also be archived at that site.
     Management intends to supplement its conference call remarks with a PowerPoint presentation, which will be available at www.wendys-invest.com beginning at 8:00 am.
Board approves 110th consecutive quarterly dividend
     The Board of Directors approved a quarterly dividend of $0.135 per share, payable on August 22 to shareholders of record on August 8. It will be the Company’s 110th consecutive dividend payment to shareholders. The Company announced in February a 12.5% increase in its annual dividend rate, from 48 to 54 cents per share, following a 100% increase in the dividend in 2004.
Pro forma financial results for 2004
     The Company reported diluted EPS of $0.45 for the full year 2004. The 2004 reported EPS results include the impact of a goodwill impairment charge related to Baja Fresh. Excluding this item, the Company realized Pro Forma EPS of $2.06 (see Table 1 below).
Table 1: Reconciliation of 2004 EPS

2004 reported diluted EPS:	$0.45

Goodwill charge:	$(1.61)

2004 Pro Forma EPS:	$2.06

     The Company believes that presenting its 2004 financial results excluding the non-cash write-down for the reduction in the goodwill of Baja Fresh provides investors with a meaningful perspective of the current underlying operating performance of the Enterprise. Management uses EPS excluding the goodwill write-down as an internal measure of business operating performance and as the baseline for improved performance in 2005.

Wendy’s International, Inc. overview
     Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with more than 9,800 total restaurants and quality brands — Wendy’s Old Fashioned Hamburgers®, Tim Hortons and Baja Fresh Mexican Grill. The Company has investments in two other quality brands — Cafe Express™ and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.
Cafe Express is a trademark of Cafe Express, LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.
CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995
The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.
Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:
Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.
Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.
Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.
Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.
Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.
The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.
Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.
Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.
Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.
Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Second Quarter Ended
	7/3/2005	6/27/2004	$ Change	% Change
REVENUES
Retail sales	$770,508	$740,577	$29,931	4.0%
Franchise revenues	180,514	168,325	12,189	7.2%

TOTAL REVENUES	951,022	908,902	42,120	4.6%

COSTS & EXPENSES
Cost of sales	510,076	475,480	34,596	7.3%
Company restaurant operating costs	168,082	158,724	9,358	5.9%
Operating costs	36,853	36,124	729	2.0%
Depreciation of property & equipment	49,633	44,478	5,155	11.6%
General & administrative expenses	73,221	71,789	1,432	2.0%
Other income	(3,567)	(1,153)	(2,414)	209.4%

TOTAL COSTS & EXPENSES	834,298	785,442	48,856	6.2%

OPERATING INCOME	116,724	123,460	(6,736)	-5.5%

Interest expense	(11,330)	(11,677)	347	3.0%
Interest income	1,335	1,003	332	33.1%

PRETAX INCOME	106,729	112,786	(6,057)	-5.4%

INCOME TAXES	35,969	41,167	(5,198)	-12.6%

NET INCOME	$70,760	$71,619	($859)	-1.2%

Diluted earnings per common share	$0.61	$0.62	($0.01)	-1.6%

Diluted shares	116,632	115,724	908	0.8%

N/M — not meaningful

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Year-to-Date Ended
	7/3/2005	6/27/2004	$ Change	% Change
REVENUES
Retail sales	$1,495,055	$1,417,189	$77,866	5.5%
Franchise revenues	350,140	326,466	23,674	7.3%

TOTAL REVENUES	1,845,195	1,743,655	101,540	5.8%

COSTS & EXPENSES
Cost of sales	992,890	917,312	75,578	8.2%
Company restaurant operating costs	332,853	309,995	22,858	7.4%
Operating costs	73,035	71,698	1,337	1.9%
Depreciation of property & equipment	98,351	89,302	9,049	10.1%
General & administrative expenses	149,065	139,539	9,526	6.8%
Other income	(7,535)	(1,363)	(6,172)	452.8%

TOTAL COSTS & EXPENSES	1,638,659	1,526,483	112,176	7.3%

OPERATING INCOME	206,536	217,172	(10,636)	-4.9%

Interest expense	(22,864)	(23,381)	517	2.2%
Interest income	2,524	2,073	451	21.8%

PRETAX INCOME	186,196	195,864	(9,668)	-4.9%

INCOME TAXES	64,180	71,490	(7,310)	-10.2%

NET INCOME	$122,016	$124,374	($2,358)	-1.9%

Diluted earnings per common share	$1.06	$1.07	($0.01)	-0.1%

Diluted shares	115,612	116,280	(668)	-0.6%

N/M — not meaningful

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	July 3,	January 2,
	2005	2005
	(Unaudited)
	(Dollars in thousands)
ASSETS

Current assets
Cash and cash equivalents	$212,613	$176,749
Accounts receivable, net	144,409	127,158
Notes receivable, net	11,190	11,626
Deferred income taxes	24,781	27,280
Inventories and other	60,248	56,010
Advertising fund restricted assets	64,195	60,021

	517,436	458,844

Property and equipment	3,441,635	3,362,158
Accumulated depreciation	(1,081,006)	(1,012,338)

	2,360,629	2,349,820

Notes receivable, net	13,053	12,652

Goodwill	160,851	166,998

Deferred income taxes	8,346	6,772

Intangible assets, net	43,608	41,787

Other assets	165,049	160,671

	$3,268,972	$3,197,544

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	July 3,	January 2,
	2005	2005
	(Unaudited)
	(Dollars in thousands)
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$145,688	$197,247
Accrued expenses:
Salaries and wages	43,530	46,971
Taxes	99,726	108,025
Insurance	57,784	53,160
Other	69,432	92,838
Advertising fund restricted liabilities	71,690	60,021
Current portion of long-term obligations	105,946	130,125

	593,796	688,387

Long-term obligations
Term debt	542,667	538,055
Capital leases	52,855	55,552

	595,522	593,607

Deferred income taxes	108,228	109,674
Other long-term liabilities	93,141	90,187

Commitments and contingencies

Shareholders’ equity
Preferred stock, Authorized: 250,000 shares
Common stock, $.10 stated value per share,
Authorized: 200,000,000 shares,
Issued: 118,758,000 and 118,090,000 shares, respectively	12,092	11,809
Capital in excess of stated value	234,293	111,286
Retained earnings	1,792,172	1,700,813
Accumulated other comprehensive income (expense):
Cumulative translation adjustments and other	80,023	102,950
Minimum pension liability	(913)	(913)

	2,117,667	1,925,945

Treasury stock, at cost:
5,681,000 and 5,681,000 shares, respectively	(196,819)	(195,124)
Unearned compensation — restricted stock	(42,563)	(15,132)

	1,878,285	1,715,689

	$3,268,972	$3,197,544

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT

					Increase (Decrease)
(in thousands):	Second Quarter Ended				From Prior Year
		% of		% of
	July 3, 2005	Total	June 27, 2004	Total	Dollars	Percentage

Retail Sales
Wendy’s	$537,826	69.8%	$542,044	73.2%	($4,218)	-0.8%
Tim Hortons	180,493	23.4%	147,375	19.9%	33,118	22.5%
Developing Brands*	52,189	6.8%	51,158	6.9%	1,031	2.0%

	$770,508	100.0%	$740,577	100.0%	$29,931	4.0%

Franchise Revenues
Wendy’s	$77,311	42.8%	$77,850	46.3%	($539)	-0.7%
Tim Hortons	101,002	56.0%	88,114	52.3%	12,888	14.6%
Developing Brands*	2,201	1.2%	2,361	1.4%	(160)	-6.8%

	$180,514	100.0%	$168,325	100.0%	$12,189	7.2%

Total Revenues
Wendy’s	$615,137	64.7%	$619,894	68.2%	($4,757)	-0.8%
Tim Hortons	281,495	29.6%	235,489	25.9%	46,006	19.5%
Developing Brands*	54,390	5.7%	53,519	5.9%	871	1.6%

	$951,022	100.0%	$908,902	100.0%	$42,120	4.6%

*Developing Brands include Baja Fresh and Cafe Express.

					Increase (Decrease)
(in thousands):	Year-to-Date Ended				From Prior Year
		% of		% of
	July 3, 2005	Total	June 27, 2004	Total	Dollars	Percentage

Retail Sales
Wendy’s	$1,051,860	70.4%	$1,049,497	74.0%	$2,363	0.2%
Tim Hortons	342,637	22.9%	271,699	19.2%	70,938	26.1%
Developing Brands*	100,558	6.7%	95,993	6.8%	4,565	4.8%

	$1,495,055	100.0%	$1,417,189	100.0%	$77,866	5.5%

Franchise Revenues
Wendy’s	$152,144	43.5%	$150,253	46.0%	$1,891	1.3%
Tim Hortons	193,747	55.3%	171,537	52.6%	22,210	12.9%
Developing Brands*	4,249	1.2%	4,676	1.4%	(427)	-9.1%

	$350,140	100.0%	$326,466	100.0%	$23,674	7.3%

Total Revenues
Wendy’s	$1,204,004	65.2%	$1,199,750	68.8%	$4,254	0.4%
Tim Hortons	536,384	29.1%	443,236	25.4%	93,148	21.0%
Developing Brands*	104,807	5.7%	100,669	5.8%	4,138	4.1%

	$1,845,195	100.0%	$1,743,655	100.0%	$101,540	5.8%

*Developing Brands include Baja Fresh and Cafe Express.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
OPERATING INCOME BY SEGMENT

(in thousands):	Second Quarter Ended				Change
		% of		% of
	July 3, 2005	Revenues	June 27, 2004	Revenues	Dollars	Percentage

Operating Income (Loss)
Wendy’s	$57,430	9.3%	$79,087	12.8%	($21,657)	-27.4%
Tim Hortons	76,587	27.2%	61,821	26.3%	14,766	23.9%
Developing Brands*	(1,160)	-2.1%	(3,651)	-6.8%	2,491	68.2%

Segment operating income	$132,857	14.0%	$137,257	15.1%	($4,400)	-3.2%
Corporate charges**	($16,133)	-1.7%	($13,797)	-1.5%	($2,336)	16.9%

Operating income	$116,724	12.3%	$123,460	13.6%	($6,736)	-5.5%

*	Developing Brands include Baja Fresh and Cafe Express.

**	Corporate charges include certain overhead costs which are not allocated to individual segments.

(in thousands):	Year-to-Date Ended				Change
		% of		% of
	July 3, 2005	Revenues	June 27, 2004	Revenues	Dollars	Percentage

Operating Income (Loss)
Wendy’s	$101,368	8.4%	$138,223	11.5%	($36,855)	-26.7%
Tim Hortons	139,131	25.9%	114,493	25.8%	24,638	21.5%
Developing Brands*	(4,615)	-4.4%	(6,749)	-6.7%	2,134	31.6%

Segment operating income	$235,884	12.8%	$245,967	14.1%	($10,083)	-4.1%
Corporate charges**	($29,348)	-1.6%	($28,795)	-1.7%	($553)	-1.9%

Operating income	$206,536	11.2%	$217,172	12.5%	($10,636)	-4.9%

*	Developing Brands include Baja Fresh and Cafe Express.

**	Corporate charges include certain overhead costs which are not allocated to individual segments.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
RATIOS

	As of	As of
	July 3, 2005	June 27, 2004
Debt to Equity	32%	39%
Debt to Total Capitalization	24%	28%

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
SYSTEMWIDE RESTAURANTS

			Increase/		Increase/
	As of	As of	(Decrease)	As of	(Decrease)
	July 3, 2005	April 3, 2005	From Prior Quarter	June 27, 2004	From Prior Year
Wendy’s
U.S.
Company	1,340	1,332	8	1,288	52
Franchise	4,652	4,628	24	4,530	122

	5,992	5,960	32	5,818	174

Canada
Company	158	154	4	149	9
Franchise	226	230	(4)	221	5

	384	384	0	370	14

Other International
Company	5	5	0	5	0
Franchise	346	350	(4)	342	4

	351	355	(4)	347	4

Total Wendy’s
Company	1,503	1,491	12	1,442	61
Franchise	5,224	5,208	16	5,093	131

	6,727	6,699	28	6,535	192

Tim Hortons
U.S.
Company	67	67	0	69	(2)
Franchise	197	193	4	159	38

	264	260	4	228	36

Canada
Company	32	33	(1)	26	6
Franchise	2,459	2,445	14	2,344	115

	2,491	2,478	13	2,370	121

Total Tim Hortons
Company	99	100	(1)	95	4
Franchise	2,656	2,638	18	2,503	153

	2,755	2,738	17	2,598	157

Baja Fresh
U.S.
Company	146	146	0	145	1
Franchise	157	154	3	160	(3)

Total Baja Fresh	303	300	3	305	(2)

Cafe Express
U.S.
Company	19	19	0	18	1

Total Cafe Express	19	19	0	18	1

Total System
Company	1,767	1,756	11	1,700	67
Franchise	8,037	8,000	37	7,756	281

	9,804	9,756	48	9,456	348

WENDY’S INTERNATIONAL, INC.
Income Statement Definitions

Retail Sales	Includes sales from company operated restaurants. Also included are the sales to franchisees from Wendy’s bun baking facilities, and sales to franchisees from Tim Hortons’ coffee roaster and distribution warehouses.

Franchise Revenues	Consists primarily of royalties, rental income and franchise fees. Franchise fees include charges for various costs and expenses related to establishing a franchisee’s business, and include initial equipment packages for the Hortons’ franchises.

Cost of Sales	Includes food, paper and labor costs for restaurants. Also included are the cost of goods sold to franchisees from Wendy’s bun baking facilities, and Tim Hortons’ coffee roaster and distribution warehouses.

Company Restaurant Operating Costs	Consists of all costs necessary to manage and operate restaurants, except cost of sales and depreciation. These include advertising, insurance, maintenance, rent, etc., as well as support costs for personnel directly related to restaurant operations.

Operating Costs	Includes rent expense related to properties leased to franchisees, and cost of equipment sold to franchisees as part of the initiation of the franchise business. Training and other costs necessary to ensure a successful Hortons’ franchise opening and costs to operate and maintain the Tim Hortons’ distribution warehouses, Tim Hortons’ coffee roaster and Wendy’s bun baking facilities are also include in operating costs.

General and Administrative Expenses	Costs that cannot be directly related to generating revenue.

Other Income and Expense	Includes expenses (income) that are not directly derived from the Company’s primary businesses. This includes income from the Company’s investments in joint ventures and other minority investments. Expenses include store closures and other asset write-offs.